                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                             Current Report Pursuant
                            to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                          Date of Report: June 12, 1998
                          -----------------------------

                      TECHNICAL COMMUNICATIONS CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

                                  Massachusetts
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                 (State or Other Jurisdiction of Incorporation)

              0-8588                                     04-2295040
      ------------------------              ------------------------------------
      (Commission File Number)              (I.R.S. Employer Identification No.)


           100 Domino Drive, Concord, Massachusetts             01742
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         (Address of Principal Executive Offices)             (Zip Code)

                                 (978) 287-5100
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)



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                                TABLE OF CONTENTS

                                    FORM 8-K

                                  June 12, 1998



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
Item 5.  Other Events                                           1

Signature                                                       3

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Item 5.  Other Events

         Technical Communications Corporation ("TCC") announced the results of an action filed on May 22, 1998, by Mr. M. Mahmud Awan and Mr. Philip
         A. Phalon against TCC and its directors in the Massachusetts Superior Court, Middlesex County, entitled Philip A. Phalon and M. Mahmud Awan
         v. Technical Communications Corporation, et al., Civil Action No. 98-2553. In the action, the plaintiffs make a variety of allegations relating to actions of the Board including improper denial of access to stockholder information. The complaint also challenges the effectiveness of certain actions taken by TCC's Board of Directors on April 30, 1998 in creating staggered terms for the Board.

         The Company denies the allegations in the action and is vigorously defending the matter.

         On June 10, 1998, the Superior Court issued a decision and order. The Court denied the plaintiffs' request for shareholder information, but ordered the Company to distribute plaintiffs' proxy materials, but only at plaintiffs' expense. The Court also enjoined the effectiveness of the Board's revocation of its earlier vote to exempt the Company from the provisions of Massachusetts Law creating staggered terms for boards of directors. The Company is appealing some or all of this order.



                                       1

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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Technical Communications Corporation



Dated:  June 12, 1998                    By:/s/ Dale G. Peterson
                                            --------------------------------
                                            Dale G. Peterson
                                            President



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